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                                                                    EXHIBIT 99.7


                                                      November 7, 1995



Cablevision Systems Corporation,
   One Media Crossways,
      Woodbury, New York 11797.

Dear Sirs:

     In connection with the registration under the Securities Act of 1933 (the "Act") of (i) 1,200,000 shares of 8 1/2% Series I Cumulative Convertible Exchangeable Preferred Stock (the "Preferred Stock") of Cablevision Systems Corporation, a Delaware corporation (the "Company"), (ii) 12,000,000 of the Company's depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts") to be issued against deposit of the Preferred Stock pursuant to the Deposit Agreement, dated as of November 7, 1995 (the "Deposit Agreement"), among the Company, Harris Trust and Savings Bank, as Depositary (the "Depositary"), and the holders from time to time of Depositary Receipts issued thereunder, each such Depositary Share representing a one-tenth interest in a share of the Preferred Stock, and (iii) the shares of Class A Common
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Cablevision Systems Corporation                                          -2-


Stock, par value $.01 per share, of the Company initially issuable upon conversion of the Depositary Shares (the "Class A Common Stock"), as the case may be, we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

          (1) The Preferred Stock has been duly authorized, and, upon payment therefor and delivery to the Underwriters thereof pursuant to the Underwriting Agreement, dated November 1, 1995, between the Company and Bear Stearns & Co. Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated (the "Underwriters") will be validly issued, fully paid and nonassessable.

          (2) The Preferred Stock will be convertible into Class A Common Stock of the Company in accordance with the Company's Certificate of Incorporation, and the shares of Class A Common Stock initially issuable upon conversion of the Preferred Stock have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable.
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Cablevision Systems Corporation                                          -3-


          (3) Assuming that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary, upon due execution and delivery of the Depositary Receipts by the Depositary against the deposit by the Company of the Preferred Stock pursuant to the Deposit Agreement and as contemplated in the Registration Statement, the Depositary Shares will be validly issued.

          The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction nor with respect to any Federal or state laws relating to communications or individuals, companies or businesses engaged in the communications business, including the provision of cable television services.

          We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

          We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K, and to the reference to us under the headings "Validity of Depositary Shares and Class A Common Stock" in the
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Cablevision Systems Corporation                                          -4-



Prospectus Supplement, dated November 1, 1995, relating to the Securities and "Validity of the Securities" in the Prospectus, dated October 18, 1995, included in Registration Statement No. 33-62313. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            /s/ SULLIVAN & CROMWELL